UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2013

FURIEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34641	27-1197863
(Commission File Number)	(IRS Employer ID Number)

3900 Paramount Parkway, Suite 150, Morrisville, North Carolina 27560

(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code (919) 456-7800

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

MidCap Loan

On September 30, 2013, Furiex Pharmaceuticals, Inc. (the “Company” or “Furiex”) and our wholly owned subsidiaries, APBI Holdings, LLC, Development Partners, LLC and GenuPro, Inc. (the “Subsidiaries”) , as Borrower, entered into a Second Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with MidCap Funding III, LLC (“Midcap”), in its capacity as administrative agent (“Agent”) and Midcap, Midcap Funding V, LLC and Silicon Valley Bank (“SVB”) as lenders (the “Lenders”), pursuant to which Furiex borrowed an aggregate of $42.0 million (the “Loan”). The Loan Agreement amends our prior loan agreement with MidCap and SVB for $40.0 million by, among other things, resetting the outside maturity date to October 1, 2018, deferring payment of principal until May 2014, and increasing the total amount of the loan to $42.0 million.

The Loan bears interest at a fixed rate of 10.00% per annum. Interest accrues daily and is payable on the first day of the following month, in arrears. Principal payments on the Loan Agreement begin on May 15, 2014, with additional payments due on August 15, September 15, and November 15, 2014. Beginning on February 15, 2015 and continuing through and including the maturity date, principal payments are due each February, May, August and November. Beginning with the September 15, 2014 payment, the principal payments will consist of an amount equal to either 25% or 50% of our alogliptin royalties, subject to minimum and maximum dollar amounts of payments ranging from a minimum of $1.26 million to a maximum $4.20 million each quarter, dependent on whether we have submitted to the FDA a new drug application for eluxadoline.

We must pay a final payment fee equal to 3.5% of the original principal amount of the Loan and a prepayment fee of 3.5% in year one, 3.0% in year two, and 2.0% in year three of the prepayment amount upon the acceleration of the Loan due to an event of default or if we opt to prepay the Loan.

The obligations of the Company and our Subsidiaries under the Loan Agreement are secured by a first priority lien on substantially all of the Company’s and our Subsidiaries’ existing and after-acquired assets, excluding intellectual property (but including the proceeds thereof). The obligations of the Company and our Subsidiaries under the Loan Agreement are also secured by a first priority lien on the equity interests of the Company in our Subsidiaries.

Eshelman Loan

On September 30, 2013, the Company and our Subsidiaries, as Borrower, also entered into a Loan and Security Agreement (the “Eshelman Loan Agreement”) with Fredric N. Eshelman, our chairman of the board and 27.5% stockholder (“Eshelman”), pursuant to which Furiex borrowed $15.0 million (the “Eshelman Loan”). The Eshelman Loan becomes due and payable on the earlier of January 1, 2019 or 91 days after the MidCap Loan has been paid in full.

The Eshelman Loan bears interest at a fixed rate of 9.00% per annum. Interest accrues daily and is payable on the first day of the following month, in arrears. Principal payments of $166,700 on the Eshelman Loan Agreement begin on October 1, 2014, and continue on a monthly basis thereafter through and including the maturity date, subject to the condition that, to the extent provided in the Subordination and Intercreditor Agreement with MidCap (the “Subordination Agreement”), if then in effect, we have $7.5 million of unrestricted cash on hand after giving effect to each such principal payment. We may prepay the Eshelman Loan without penalty or premium to the extent permitted under the Subordination Agreement.

The obligations of the Company and our Subsidiaries under the Eshelman Loan Agreement are secured by a second priority lien on substantially all of the Company’s and our Subsidiaries’ existing and after-acquired assets, excluding intellectual property (but including the proceeds thereof). The obligations of the Company and our Subsidiaries under the Eshelman Loan Agreement are also secured by a second priority lien on the equity interests of the Company in our Subsidiaries. The Eshelman Loan is subordinate to the MidCap Loan.

Other Terms

Under each of the Loan Agreement and the Eshelman Loan Agreement, the Company and our Subsidiaries are subject to similar affirmative covenants customary for financings of this type, including the obligations to maintain good standing, provide certain notices and financial statements to the Lenders and Eshelman, maintain insurance, discharge all taxes, and protect their intellectual property and the collateral. The Company and our Subsidiaries are also subject to negative covenants customary for financings of this type, including that they may not enter into a merger or consolidation or certain change of control events, incur liens on the collateral, incur additional indebtedness, dispose of any property, change their jurisdictions of organization or their organizational structures or types, declare or pay dividends (other than dividends payable solely in common stock), make certain investments or acquisitions, or enter into certain transactions with affiliates, in each case subject to certain customary exceptions, including exceptions that allow the Company and our Subsidiaries to license intellectual property to third parties in order to receive cash, future milestone and royalty payments provided certain conditions are met. The Company and our Subsidiaries also agreed not to amend, modify or waive any provision of any of our substantive agreements regarding alogliptin or our organizational documents without the consent of the Lenders and Eshelman, respectively, unless the amendments, modifications or waivers are not adverse to us or the Lenders or Eshelman, respectively.

The Loan Agreement and Eshelman Loan Agreement each provides that events of default include failure to make payment of principal or interest on the loan or any other extension of credit by Agent or the Lenders or Eshelman, respectively, for Borrower’s benefit when required, failure to perform certain obligations under the loan agreement and related documents, cross defaults to certain other indebtedness including the Eshelman Loan (in the case of the Loan Agreement) or the Loan (in the case of the Eshelman Loan Agreement) and certain other events including specified adverse actions taken by the FDA or other governmental authorities. Upon the occurrence of any event of default, the Company’s and our Subsidiaries’ obligations under each of the Loan Agreement and Eshelman Loan Agreement are subject to interest at a rate equal to 4% and 3%, respectively, above the rate of interest applicable to such obligations to the occurrence of the event of default.

The description of the Loan Agreement, the Second Omnibus Amendment and Reaffirmation Agreement, the Subordination and Intercreditor Agreement, the Eshelman Loan Agreement, the Secured Promissory Note, and the Pledge Agreement provided above are qualified in their entirety by reference to the full and complete terms contained in those documents, which are filed as exhibits to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On October 1, 2013, Furiex issued a press release announcing the Loan Agreement and Eshelman Loan Agreement. A copy of the press release is attached as Exhibit 99.1.

The information in this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

10.30

Second Amended and Restated Loan and Security Agreement dated September 30, 2013, by and among MidCap Funding III, LLC, Furiex Pharmaceuticals, Inc., APBI Holdings, LLC, Development Partners, LLC, GenuPro, Inc., and the lenders named therein.

10.31

Second Omnibus Amendment and Reaffirmation Agreement dated September 30, 2013, by and among MidCap Funding III, LLC, LLC, Furiex Pharmaceuticals, Inc., APBI Holdings, LLC, Development Partners, LLC, and GenuPro, Inc.

10.32

Subordination and Intercreditor Agreement dated September 30, 2013, by and among the Fredric Neville Eshelman Revocable Trust u/a dated July 13, 1988, as amended and/or restated, Furiex Pharmaceuticals, Inc., APBI Holdings, LLC, Development Partners, LLC, GenuPro, Inc., and MidCap Funding III, LLC.

Exhibit No.	Description

10.33

Loan and Security Agreement dated September 30, 2013, by and among the Fredric Neville Eshelman Revocable Trust u/a dated July 13, 1988, as amended and/or restated, Furiex Pharmaceuticals, Inc., APBI Holdings, LLC, Development Partners, LLC, and GenuPro, Inc.

10.34	Secured Promissory Note dated September 30, 2013, to the Fredric Neville Eshelman Revocable Trust u/a dated July 13, 1988, as amended and/or restated.

10.35	Pledge Agreement dated September 30, 2013, to Frederic Neville Eshelman, Trustee of the Fredric Neville Eshelman Revocable Trust u/a dated July 13, 1988, as amended and/or restated.

99.1	Press release issued October 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FURIEX PHARMACEUTICALS, INC.

Date: October 4, 2013	/s/ Marshall H. Woodworth
Marshall H. Woodworth
Chief Financial Officer